UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 2, 2009

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Compensatory Arrangements of Certain Officers
On December 2, 2009 the Compensation and Management Development Committee (the "Compensation Committee") of the Board of Directors of Eastman Chemical Company ("Eastman" or "the Company") took the following executive compensation actions.

Unit Performance Plan for 2010

The Compensation Committee approved Unit Performance Plan ("UPP") performance measures and goals, specific target objectives with respect to such performance goals, the method for computing the amount of the UPP award allocated to the award pool if the performance goals are attained, and the eligibility criteria for employee participation in the UPP, for the 2010 performance year. The UPP is on file with the Securities and Exchange Commission as Exhibit 10.09 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and is available through the "Investors - SEC Filings" section of the Company's Internet website ( www.eastman.com ) and the SEC's Internet site at www.sec.gov.  An amended UPP will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The UPP is the Company's short-term incentive compensation vehicle for executive officers and other management-level employees. The UPP is designed to provide an incentive for superior business and individual performance by determining a portion of annual cash compensation according to corporate performance and the attainment of individual objectives and expectations. The amount of target compensation that is made variable under the UPP ranges from 15% of base pay for managers to 100% of base pay for the Chief Executive Officer. An award pool is generated for the Company, equal to the aggregate of the UPP payouts for each participant at target levels, multiplied by a "performance factor" determined by corporate performance compared to the pre-set performance goal. The performance factor can range from 0% if threshold Company performance goals are not met to 200% for specified above-goal corporate performance. The Compensation Committee may, in its discretion, adjust the award pool to reflect overall corporate performance and business and financial conditions.

The CEO, in consultation with executive officers responsible for major organizations, determines the allocation of the Company award pool to organizations within the Company based on his assessment of the performance of the organizations relative to objectives established at the beginning of the performance year. Once each organization’s award pool is determined, management within each organization (or in the case of the Chief Executive Officer, the Compensation Committee) allocates the organization’s portion of the Company award pool for individual payouts, based upon individual and organizational performance against objectives and expectations established at the beginning of the performance year.

As established by the Compensation Committee, for 2010 the performance measure for the UPP will be earnings from operations ("EFO"). The Compensation Committee approved specific EFO targets and corresponding performance factors for the Company. The target level for 2010 EFO corresponds to the Company's EFO target under the annual business plan for 2010 as approved by the Board of Directors.

The amount of the Company award pool allocated to the executive officers will be determined by aggregating their individual target variable pay amounts, multiplied by a "performance factor" corresponding to their overall performance compared to pre-established targets related to organizational results and personal performance objectives. For 2010, the target variable pay for performance that meets the pre-established objectives under the UPP (expressed as a percentage of annual base salary) will be: 100% for the Chief Executive Officer (James P. Rogers);  75% for the Executive Vice President, Specialty  Polymers, Coatings and Adhesives and Chief Marketing Officer (Mark J. Costa) and for the Executive Vice President, Performance Polymers and Chemical Intermediates (Ronald C. Lindsay); 70% for the Senior Vice President and Chief Financial Officer (Curtis E. Espeland); 65% for the Senior Vice President, Fibers and Global Supply Chain (Richard L. Johnson), for the  Senior Vice President, Chief Legal Officer and Corporate Secretary (Theresa K. Lee), and for the Senior Vice President, Manufacturing Support and Chief Administrative Officer (Norris P. Sneed); and 60% for the Senior Vice President and Chief Technology Officer (Gregory W. Nelson). Any changes in the responsibilities or positions of executives will be taken into account by the Compensation Committee in determining the variable pay to executives under the UPP for 2010.

At the end of 2010, in connection with the determination of the total amount of the Company UPP award pool available to the executive officers, the Chief Executive Officer will assess the other executives’ individual performance against established goals and expectations, and determine the amounts of the individual payouts from the portion of the allocated award pool. The Chief Executive Officer’s assessments will be based upon his evaluation of each executive officer’s performance against individual goals and expectations related to corporate and organizational performance compared to established EFO and other performance targets and the officer’s contributions to achievement of identified key initiatives for 2010. Based on the Chief Executive Officer’s assessment, the Compensation Committee will consider UPP payouts to the executive officers for 2010 in early 2011. The Compensation Committee will review the CEO’s performance against his individual financial, organizational, and strategic objectives and determine his payout for 2010. The payouts, if any, to the CEO and other executive officers for 2010 will be disclosed in the Company's proxy statement for its 2011 annual meeting of stockholders.

In determining EFO for the purpose of measuring corporate performance, the UPP provides for adjustments by the Compensation Committee for certain charges, income items, or other events, typically the same as those excluded from operating earnings in the non-GAAP pro forma financial measures disclosed by the Company in its public sales and earnings disclosures.

Amendment of Mark J. Costa Employment Agreement

The Committee approved an amendment to Mr. Costa’s employment agreement eliminating the $75,000 annual personal travel allowance. The employment agreement with Mr. Costa is on file with the Securities and Exchange Commission as Exhibit 10.01 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and is available through the "Investors - SEC Filings" section of the Company's Internet website (www.eastman.com) and the SEC's Internet site at www.sec.gov. The amendment to Mr. Costa’s employment agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Restricted Stock Unit Award to Curtis E. Espeland

Mr. Espeland was awarded 15,000 restricted stock units scheduled to vest and payout in unrestricted shares of Company common stock on December 2, 2013.  The form of the restricted stock unit award to Mr. Espeland will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Executive Base Salary Increases

As previously reported, in March 2009 the Committee decreased the annual base salaries of the Company’s executive officers by five percent, consistent with the Company’s reduction of the base pay of employees. Effective December 7, 2009, the Company restored the five percent base salary reduction to employees, and the Committee made a corresponding five percent increase in the base salaries of the executive officers. In addition, the Committee increased the  annual base salary of each of the executive officers named above (under “Unit Performance Plan for 2010”) in the amount of $10,000 effective January 1, 2010 as partial replacement of the personal financial counseling, estate planning, and tax preparation executive perquisite in the annual amount of up to $25,000 which was discontinued by the Committee effective January 1, 2010, and increased Mr. Costa’s annual base salary in the amount of $43,000 effective December 31, 2009 as partial replacement of the $75,000 annual  personal travel allowance previously provided under his employment agreement.

EASTMAN CHEMICAL COMPANY - EMN

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: /s/ Scott V. King_______ Scott V. King Vice President, Controller and Chief Accounting Officer
Date: December 8, 2009